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                        SHAW INDUSTRIES, INC. EXHIBIT 11

                        COMPUTATION OF PER SHARE EARNINGS

                                  FOR THE YEARS
        ENDED DECEMBER 28, 1996, DECEMBER 30, 1995 and DECEMBER 31, 1994

                        (In Thousands, Except Share Data)

                                                                           1996                1995               1994
                                                                 ===============    ================   ================

PRIMARY:
  Weighted average common shares outstanding                            135,731             135,872            141,432
  Additional shares assuming exercise of stock options                      178                 506              1,051
                                                                 ---------------    ----------------   ----------------

  Average common shares outstanding, as adjusted                        135,909             136,378            142,483
                                                                 ===============    ================   ================

  Income before extraordinary item and accounting change                $34,023             $64,381           $130,389
  Extraordinary item, net of tax benefit                                      -                   -             (3,363)
  Cumulative effect of accounting change, net of tax benefit                  -             (12,077)                 -
                                                                 ===============    ================   ================
  Net income                                                            $34,023             $52,304           $127,026
                                                                 ===============    ================   ================

Earnings per Common Share:
  Income before extraordinary item and accounting change                   $0.25               $0.47              $0.92
  Extraordinary item, net of tax benefit                                      -                   -               (0.02)
  Cumulative effect of accounting change, net of tax benefit                  -                (0.09)                -
                                                                 ===============    ================   ================
  Net income                                                               $0.25               $0.38              $0.89
                                                                 ===============    ================   ================



FULLY DILUTED:
  Weighted average common shares outstanding                            135,731             135,872            141,432
  Additional shares assuming exercise of stock options                      178                 506              1,058
                                                                 ---------------    ----------------   ----------------

  Average common shares outstanding, as adjusted                        135,909             136,378            142,490
                                                                 ===============    ================   ================

  Income before extraordinary item and accounting change                $34,023             $64,381           $130,389
  Extraordinary item, net of tax benefit                                      -                   -             (3,363)
  Cumulative effect of accounting change, net of tax benefit                  -             (12,077)                 -
                                                                 ===============    ================   ================
  Net income                                                            $34,023             $52,304           $127,026
                                                                 ===============    ================   ================

Earnings per Common Share:
  Income before extraordinary item and accounting change                   $0.25               $0.47              $0.92
  Extraordinary item, net of tax benefit                                      -                   -               (0.02)
  Cumulative effect of accounting change, net of tax benefit                  -                (0.09)                -
                                                                 ===============    ================   ================
  Net income                                                               $0.25               $0.38              $0.89
                                                                 ===============    ================   ================

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